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                              EQUITY FOCUS TRUSTS
           BLUE CHIP STOCK 2001 SERIES 1, PREMIER AMERICAN PORTFOLIO

                           REFERENCE TRUST INDENTURE

                           Dated as of June 13, 2001


          This Trust Indenture between Salomon Smith Barney Inc., as Sponsor, and The Bank of New York, as Trustee (the "Indenture") sets forth certain provisions in full and incor porates other provisions by reference to the document entitled "Equity Focus Trusts, Standard Terms and Conditions of Trust for Series formed on or subsequent to March 14, 2000," (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                               WITNESSETH THAT:


          In consideration of the premises and of the mutual agreements herein contained, the Sponsor and the Trustee agree as follows:


                                    Part I

                    STANDARD TERMS AND CONDITIONS OF TRUST


          Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument, except that all references to "The Chase Manhattan Bank" shall be deleted and replaced by "The Bank of New York," and further, that The Bank of New York shall, by executing this Trust Indenture, be deemed to be the Trustee and a party to said Standard Terms and Conditions of Trust for all purposes of this Trust.
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                                    Part II

                     SPECIAL TERMS AND CONDITIONS OF TRUST


          The following special terms and conditions are hereby agreed to:

          (a) The Securities (including Contract Securities) deposited hereunder are those listed in the Prospectus under Portfolio relating to the Blue Chip Stock 2001 Series 1, Premier American Portfolio.

          (b) The definition of "Diversification Test Day" shall be added and read as follows:

               "The date occurring five Business Days prior to the last Business Day of each quarter of each taxable year of the Trust."

          (c) The definition of "Non-Qualifying Securities" shall be added and read as follows:

               "As of each Diversification Test Day, all Securities the holding of which would, unless cured as set forth in Section 3.18, cause a Trust not to qualify as a Regulated Investment Company by reason of Sections 851(b)(4) and 851(c) of Internal Revenue Code of 1986, as amended (the "Code") or any successor provision."

          (d) The definition of "Regulated Investment Company" shall be added and read as follows:

               "A Trust that, as disclosed in its Prospectus, intends to be treated and to qualify as a "regulated investment company" within the meaning of the Code."

          (e) The definition of "Trustee" shall be deleted and replaced by the following:

              "The Bank of New York, or its successor or any successor Trustee appointed as herein provided."

          (f) SECTION 2.02 is hereby amended by adding the following sentence as the second sentence of SECTION 2.02:

               "Effective as of the Evaluation Time on June 14, 2001, in the event that the aggregate value of Securities in the Trust has increased since the evaluation on June 13, 2001, the Trustee shall issue such number of additional Units to the Holder of outstanding Units as of the close of business on June 13, 2001, that the price per Unit computed as of the Evaluation Time on June 14, 2001, plus the maximum applicable sales charge shall equal approximately $1 per Unit (based on the number

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          of Units outstanding as of said Evaluation Time, including the additional Units issued pursuant to this sentence); in the event that the aggregate value of Securities in the Trust Fund has decreased since the evaluation on June 13, 2001, there will be a reverse split of the outstanding Units, and said Holder will surrender to the Trustee for cancellation such number of Units, that the price per Unit computed as of the Evaluation Time on June 14, 2001, plus the maximum applicable sales charge shall equal approximately $1 per Unit (based on the number of Units outstanding as of said Evaluation Time, reflecting cancellation of Units pursuant to this sentence)."

          (g) SECTION 3.04 shall be amended by adding the following after the fourth paragraph thereof:

               "Distributions shall be made as follows (or in any other manner that, in the opinion of counsel to the Sponsor or the independent public accountants or auditors employed pursuant to Section 8.01(e)(i), will satisfy then current requirements of the Code):

               "(a)  Distribution of Capital Gain Net Income for Purposes of
          Section 4982 of the Code. For each calendar year, the Trustee shall determine whether the Trust realized any capital gain net income for the one-year period ending on October 31 of such calendar year. If the Trust realized capital gain net income the Trustee shall, during December of such calendar year, declare a distribution of such capital gain net income (reduced by any amount thereof previously distributed on account of such period) payable to Holders of record on a specified date in December, and shall make this distribution to such Holders no later than January 31 of the next calendar year.

               "(b) Distribution of Net Capital for Purposes of Section 852 of the Code. After the tax return for any taxable year of the Trust is prepared, but prior to the time such tax return is required to be filed (including extensions), the Trustee shall determine whether the Trust realized any net capital gain for such year and shall declare a distribution of any such net capital gain (reduced by any amount thereof previously distributed on account of such year in respect of which a dividends-paid deduction is available) and shall make this distribution with the next Income Distribution, in no event later than the earlier of 12 months after the close of the taxable year or the date of the first regular dividend payment made after such declaration.

               "(c) Distribution of Taxable Income of the Trust other than Capital Gain Net Income for Purposes of Section 4982 of the Code. In December of each calendar year, the Trustee shall estimate the Trust's taxable income (without regard to its capital gain net income) for the calendar year and shall declare a distribution of such estimated taxable income (reduced by any amount thereof previously distributed on account of such year) during such December to Holders of record on a date in such December specified by the Trustee and shall make this distribution to

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          such Holders no later than January 31 of the next calendar year. If after the Trustee has estimated the Trust's taxable income (without regard to its capital gain net income) for the calendar year the Trust recognizes additional taxable income (other than capital gain) in such calendar year that was not included in the prior estimate of the Trust's taxable income (e.g., gain from the disposition of a Security treated as ordinary income under the market discount rules of Sections 1276-78 of the Code) for such year, the Trustee shall re-estimate the Trust's taxable income for the calendar year and, if necessary, declare and make any additional distribution in the same manner as set forth in the immediately preceding sentence.

               "(d) Distribution of Taxable Income of the Trust other than Net Capital Gain for purposes of Section 852 of the Code. After the tax return for any taxable year of the Trust is prepared, but prior to the time such tax return is required to be filed (including extensions), the Trustee shall determine the Trust's taxable income (without regard to its net capital gain) for such year and shall declare a distribution of such taxable income (reduced by any amount thereof previously distributed on account of such year) and shall make this distribution with the next Income Distribution, but in no event later than the earlier of 12 months after the close of the taxable year or the date of the first regular dividend payment after such declaration.

               "(e) Withdrawals from Capital Account. Such amounts as shall be necessary to enable the Trust to comply with the foregoing provisions of this Section 3.05 may be withdrawn from the Capital Account and credited to the Income Account. The Trustee shall reserve amounts sufficient to satisfy the requirements of this Section 3.05 within the Capital Account, as principle, without interest, and not distribute such amounts to Holders until the Termination Date set forth in the Prospectus."

          (h) SECTION 3.06 shall be amended by deleting the last sentence of each of part (a)(3) and part (b).

          (i) SECTION 3.08 shall be amended by adding the following section (f):

               "(f) that the sale of such Security is necessary or advisable (i) to maintain the qualification of the Trust as a Regulated Investment Company under the Code, (ii) to provide funds to make any distribution for a taxable year pursuant to the fifth paragraph of Section 3.04."

          (j) SECTION 3.09  shall be amended to read as follows:

          "In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities in exchange or substitution for any Securities, the Sponsor shall instruct the Trustee in writing to accept or reject such offer or take any other action with respect thereto as the Sponsor may deem proper notwithstanding that it may result in a change in the composition of the Securities held by the Trust. The Sponsor shall determine, based on considerations such as

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          diversification requirements, income distribution requirements, economic considerations and fees and expenses of the Trust, whether to instruct the Trustee to hold such Securities as additional assets of the Trust or to sell such Securities. Any securities or obligations received in exchange shall be deposited in the Trust and shall be subject to the terms and conditions of this Indenture to the same extent as the Securities originally deposited hereunder. This Section shall apply, but its application shall not be limited, to public tender offers, mergers, acquisitions, reorganizations and recapitalizations. Neither the Sponsor nor the Trustee shall be liable to any person for action or failure to take action pursuant to the terms of this Section 3.09."

          (k) SECTION 3.11 shall be amended by deleting section (d) and replacing it with the following section (d):

          "The Substitute Securities shall have the characteristics necessary for the Trust to comply with applicable requirements for the maintenance of Regulated Investment Company status;"

          (l)  SECTION 3.18 shall be amended to read as follows:

          "SECTION 3.18 Diversification Tests. (a) At least five Business Days prior to the Diversification Test Day occurring in the first quarter of the first taxable year of the Trust, the Trustee shall request in writing from independent certified public accountants or auditors employed pursuant to Section 8.01(e)(i) written certification, in form and substance satisfactory to the Trustee and its counsel, as to whether there are any Non-Qualifying Securities held in the Trust (i) on such Diversification Test Day and (ii) on the last Business Day of the first quarter of the first taxable year of the Trust, and such certification shall be delivered to the Trustee and to the Sponsor no later than (1) the Business Day following such Diversification Text Day and (2) two hours after the Evaluation Time on such last Business Day, respectively. In the event that such accountants' certification states that any Non-Qualifying Securities are held by the Trust as of either day, the Trustee, at the direction of the Sponsor, shall sell such portion of the Non-Qualifying Securities or take such other action as the Sponsor may direct as necessary so that no Non-Qualifying Securities are held by the Trust on the last Business Day of the first quarter of the first taxable year of the Trust. On the last Business Day of the first quarter of the first taxable year of the Trust the Trustee shall certifying in form and substance satisfactory to the Sponsor and its counsel to the effect that no Non-Qualifying Securities are held by the Trust on such last Business Day.

          "(b) With respect to each subsequent quarter of each taxable year of the Trust (a "Tax Quarter") in which the Trust has made an "acquisition of securities or other property" within the meaning of
          Section 851(d) of the Code or successor provision, at least five Business Days prior to the Diversification Test Day occurring in such Tax Quarter the Trustee shall request in writing from independent certified public

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          accountants designated by the Sponsor pursuant to Section 8.01(g)
          written certifications, in form and substance satisfactory to the Trustee and its counsel, as to whether there are any Non-Qualifying Securities held in the Trust on such Diversification Test Day and on the last Business Day of such Tax Quarter; provided that if any such acquisition shall occur in such Tax Quarter subsequent to the fifth Business Day prior to such Diversification Test Day, the Trustee shall immediately thereafter request in writing such accountants' written certification as of the last Business Day of such Tax Quarter. Such certifications shall be delivered to the Trustee and to the Sponsor no later than (i) the Business Day following such Diversification Test Day or (ii) such last Business Day, as the case may be. In the event that such accountants' certifications with respect to the Diversification Test Day in such Tax Quarter state that any Non-Qualifying Securities are held by the Trust as of such Diversification Test Day, the Trustee, at the direction of the Sponsor, shall sell such portion of the Non-Qualifying Securities as necessary so that no Non-Qualifying Securities are held by the Trust on the last Business Day of the then current Taxable Quarter or take such other action as the Sponsor may direct. In the event that such accountants' certifications with respect to the last Business Day of such Tax Quarter states that any Non-Qualifying Securities are held by the Trust as of such last Business Day, the Trustee, at the direction of the Sponsor, shall sell, no later than 20 days after the end of such Tax Quarter, such portion of the Non-Qualifying Securities or take such other action as shall be directed by the Sponsor as necessary, so that the Trust maintains its qualification as a Regulated Investment Company. Within 25 days after the end of such Tax Quarter, the Trustee shall certify to the Sponsor, in form and substance satisfactory to the Sponsor and its counsel, that any such action required hereinabove has been taken.

          "(c) In making the necessary computations under this Section 3.18, the independent certified public accountants shall compute the fair market value of the Securities by (1) taking the mean between the bid and offering side evaluations of the Securities in the Trust or the closing sales prices of the Securities as furnished to them by the Evaluator, including any accrued interest thereon; and by (2) treating Contract Securities as if the Securities as if the Securities subject to such contracts had been acquired by the Trust."

          (m) SECTION 4.01 shall be amended by adding the following paragraph at the end of SECTION 4.01:

                    "The Evaluator shall furnish to the independent certified public accountants or auditors employed pursuant to Section 8.01(e)(i) bid and offering side evaluations of the Securities or, if not available, the closing sales prices of the Securities, as of each Diversification Test Day, and the last Business Day of each Tax Quarter (as defined in Section 3.18(b)). These evaluations shall be furnished promptly on the day on which they are made."

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          (n)   SECTION 5.02 shall be amended by deleting the proviso at the end of the third sentence of part (b) which reads "; provided, however, that no
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amounts in the Capital Account may be used for redemption unless the Sponsor so directs in writing."

          (o) For purposes of SECTION 7.03, the amount per year as compensation for the Sponsor is hereby specified as the amount set forth under Summary of Essential Information in the Prospectus as Sponsor's Annual Fee.

          (p) SECTION 8.01(b) shall be amended by adding the following to the clause ending prior to the proviso beginning in the fifth line:

          "or in respect of any evaluation which it is required to make, or required or permitted to have made by others under this Indenture, or otherwise."

          (q) For purposes of SECTION 8.05, the amount per year specified as compensation for the Trustee is hereby specified as the amount set forth under Summary of Essential Information in the Prospectus as Trustee's Annual Fee.

          (r) For purposes of SECTION 9.01, the Mandatory Termination Date ("Termination Date") shall be the date(s) specified in the Prospectus under Termination of Trust in the Summary of Essential Information. Upon prior notice to the Trustee from the Sponsor, the Termination Date may be extended for a period no longer than 30 days without giving notice to the Holders.

          (s) SECTION 10.01 of the Agreement is amended by adding the following part (e) to the first paragraph thereof;

     "(e) to add or change any provision as may be necessary or advisable for the continuing qualification of the Trust as a Regulated Investment Company."


     This Indenture shall be deemed effective when executed and delivered by the Sponsor and the Trustee.

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          IN WITNESS WHEREOF, the parties hereto have caused this Reference
Trust Indenture to be duly executed

                    SALOMON SMITH BARNEY INC.
                    Sponsor

                    By:      /s/ Kevin Kopczynski
                             ________________________________
                               Director
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                         THE BANK OF NEW YORK, Trustee

                                 /s/ Thomas Porazzo
                         By:     __________________________________
                                    Vice President



(SEAL)



ATTEST:
         /s/ Rudolf E. Reitmann
By:      _________________________________
             Rudolf E. Reitmann
             Notary Public State of New York
             No. 01RE5086077
             Qualified in Queens County
             Commission Expires Oct. 6th, 2001